EXHIBIT 99.1

Contact:	George Rosenbaum, Chief Financial Officer (702) 966-7400
NEWS RELEASE
Western Liberty Bancorp Reports 2Q11 Financial Results
Board Authorizes Up to 5% Share Repurchase Program
Las Vegas, NV — July 28, 2011—Western Liberty Bancorp, Inc. (NASDAQ: WLBC), the holding company for Service1st Bank of Nevada (Service1st Bank), today reported exceptionally strong capital ratios, solid core deposits and a recently authorized share repurchase program. With a second quarter $4.4 million provision for loan losses, Western Liberty recorded a loss of $4.6 million, or $0.30 per share, in the second quarter, compared to a loss of $409,000, or $0.03 per share in the first quarter of 2011, and a loss of $1.7 million or $0.15 per share in the second quarter a year ago when it was solely a shell company. In the first six months of 2011, Western Liberty recorded a loss of $5.0 million, or $0.33 per share, which included a $5.7million provision for loan losses. All results in this news release are unaudited. Comparisons for financial results in the second quarter of 2010 generally are not meaningful, because before the acquisition of Service1st Bank on October 28, 2010, Western Liberty had no operating entity. Consequently, comparisons for prior periods are primarily for the first quarter of 2011, which was the first full quarter of operations following the merger completed on October 28, 2010.
“With our extremely strong capital levels, the board of directors has authorized a share repurchase of up to 5% of the shares outstanding recognizing the share prices is under tangible book value and cash per share,” said William Martin, Chief Executive Officer. “We are also continuing to work with Sandler O’Neill + Partners, L.P. as our financial advisor, on strategic alternatives for maximizing shareholder value. We have the capital resources to ride out the downturn, and fortunately have the ability to wait for the right opportunities. In the meantime, we continue to focus on maintaining a strong balance sheet and improving operating performance this year.”
“On a pre-tax, pre-provision basis, Western Liberty operated profitably during the first half of the year,” said George Rosenbaum, Chief Financial Officer. “While we believe the core earnings power of the franchise is positive, the Las Vegas economy continues to be impacted by the long and painful economic downturn. As previously reported, the deterioration of a few large loans in the second quarter required us to record a substantial provision for loan losses.”
Financial Highlights (at or for the quarter ended June 30, 2011)
•	Service1st Bank has exceptionally strong capital ratios with Tier 1 Capital/risk-adjusted assets of 30.7%.

•	Western Liberty also has exceptionally strong capital with Tier 1 Capital/risk-adjusted assets of 70.1%.

•	Book value was $5.91 per share and tangible book value was $5.48 per share, based on 15,088,023 shares outstanding.

•	Total cash and cash equivalents held by Western Liberty was $103.4 million, of which $51.7 million is at the holding company level.

•	Noninterest bearing deposits accounted for 41% of total deposits and core deposits (excluding time certificates over $100,000) were 73% of total deposits.

•	Service1st Bank generated pre-tax, pre-provision net income of $2.8 million in the first half of 2011, primarily from the accretion of fair value adjustments.

•	Initiating a share repurchase program of up to 5% of shares outstanding.

Western Liberty Reports 1Q11 Results
July 29, 2011

Nevada Economic Update
“With U.S. consumption spending slowing, the Nevada economy shows signs of slow growth.” said Stephen P. A. Brown, PhD, Director, Center for Business and Economic Research at the University of Nevada, Las Vegas on its website July 13, 2011. “The pace of economic growth in Clark County remains slow. Compared to a year earlier, visitor volume was up by 2.9% in May. Gaming revenues rose sharply on the basis of strong baccarat play and favorable conditions for the sports books. Taxable sales for May were 0.9% above those for the same month a year earlier. Residential and commercial construction permits rose in May, but remain at historically low levels. Las Vegas employment fell by 100 jobs in May, and the unemployment rate rose from 12.0% to 12.4%.
“Despite a slowing national economy and reduced discretionary spending, the Nevada economy is still showing signs of growth—albeit at a somewhat slower pace than during first quarter 2011. With the U.S. economy in the doldrums, the continued growth of Nevada’s tourism, hospitality and gaming industries depends more heavily on foreign visitors and a continued economic recovery in the West. Nevada’s real estate and construction sectors are showing some signs of life,” Brown concluded.
There are a number of excellent reports on the Las Vegas and Nevada economic outlook on the CBER website, which can be found at http://cber.unlv.edu/snecon.html.
Balance Sheet Review
Western Liberty had $223.3 million in total assets at June 30, 2011, down 13% from $257.5 million at December 31, 2010. The decline in assets reflects the $22.7 million reduction in certificates of deposits held with other institutions, which was used to fund the overall reductions in deposits as discussed below.
Commercial real estate loans accounted for 53% and commercial loans comprised 38% of the loan portfolio. Construction and land development loans accounted for 4% and residential real estate loans were 5% of total loans at the end of June. Of the total loan portfolio, 62% is secured by real estate and 34% of the commercial real estate loan portfolio is owner occupied. The majority, or 59%, of the loan portfolio is adjustable rate loans, with most of these loans indexed to the national prime rate. In addition, most of these loans have interest rate minimums which are above the current prime rate index.
Western Liberty had $131.6 million in total deposits, with 41% in non-interest bearing demand accounts. Deposits declined 18% from $160.3 million at year end primarily due to a single large account relationship that transferred from the bank. “Our core deposit base is almost completely local deposits with no brokered or internet funding in the mix,” said Martin.
Total shares outstanding were 15.1 million at quarter end and there are 200,000 restricted stock units convertible into common shares on a one-for-one basis. The share repurchase program authorizing a buyback of up to 5% of total shares outstanding will be carried out in accordance with applicable rules and regulations. The company intends to repurchase its shares in the open market or privately negotiated transactions. The repurchase program may be modified, suspended or terminated by the Board of Directors at any time without notice. The extent to which the company repurchases its shares and the timing of such repurchases will depend upon market conditions and other corporate considerations, including targets whereby repurchases are accretive to earnings while maintaining capital ratios that exceed the guidelines for a well-capitalized financial institution.
Asset Quality
Nonperforming assets totaled $14.1 million, or 6.3% of total assets at June 30, 2011, up from $13.8 million, or 5.4% of total assets at December 31, 2010. Classified loans, which include nonperforming loans as well as loans that continue to perform but have some identified weakness, totaled $30.4 million, or 30% of the loan portfolio. “In the second quarter, we had one $4.2 million commercial real estate loan move into nonaccrual status, and three commercial loans totaling $1.2 million were charged-off in the second quarter,” said Rosenbaum. “We also sold one property for $1.0 million generating a small gain on other real estate owned (OREO) in the second quarter and foreclosed on $2.0 million in nonperforming loans and moved them into OREO in the first quarter.”

Western Liberty Reports 1Q11 Results
July 29, 2011

Activity in the allowance for loan losses was as follows:

					Construction, Land
		Commercial Real	Residential Real		Development, Other
($ in 000’s)	Commercial	Estate	Estate	Consumer	Land	Total

Beginning balance, December 31, 2010	$36	$—	$—	$—	$—	$36
Provision for loan losses	2,615	2,504	3	1	589	5,712
Recoveries	1	—	4	—	—	5
Loan charge-offs	(1,235)	—	—	—	(114)	(1,349)

Balance, June 30, 2011	$1,417	$2,504	$7	$1	$475	$4,404

     The allocation of the allowance for loan losses by loan type is presented below:

	June 30, 2011
($ in 000’s)	Amount	% of loans

Loans Secured by Real Estate
Construction, land development and other land	$475	4.05%
Commercial real estate	2,504	53.50%
Residential real estate	7	4.63%

Total loans secured by real estate	2,986	62.18%
Commercial and industrial	1,417	37.71%
Consumer	1	0.11%

Total allowance for loan losses	$4,404	100.00%

Review of Operations
In the second quarter, net interest income, before the provision for loan losses, was $2.0 million, compared to $3.7 million in the first quarter of the year. Net interest income was impacted by a reduction of discount accretion as a result of lower payoffs in the second quarter. Discount accretion contributed $590,000 to interest income in the second quarter of 2011 compared to $2.2 million in the first quarter of 2011.
The provision for loan losses totaled $4.3 million in the second quarter compared to $1.4 million in the first quarter of 2011, bringing the year to date provision to $5.7 million. In the first half of 2010, Service1st Bank recorded a provision for loan losses of $3.2 million. “We continue to work with borrowers to resolve problem assets and we have had a number of successes this year. Until the greater Las Vegas economic recovery begins to gain traction, however, we will continue to focus on asset quality,” said Martin. The fair value adjustments taken at the time of the merger revalued all of the loans in the portfolio to reflect conditions as of that time, but there has been further deterioration in the portfolio since the date of acquisition. Due to accounting requirements, the loan loss allowance established by Service1st prior to the merger did not transfer to Western Liberty. Thus the allowance for loan losses was $4.4 million at the end of the second quarter, up from $36,000 at December 31, 2010.
Non-interest expense was $2.4 million in the second quarter, compared to $2.9 million in the first quarter of 2011. This reduction was primarily the result of a decline in legal and professional fees.
About Western Liberty Bancorp
Western Liberty Bancorp is a Nevada bank holding company which conducts operations through Service1st Bank of Nevada, its wholly owned banking subsidiary. Service1st Bank operates as a traditional community bank and provides a full range of deposit, lending and other banking services to locally-owned businesses, professional firms, individuals and other customers from its headquarters and two retail banking facilities located in the greater Las Vegas area. Services provided include: basic commercial and consumer depository services, commercial working capital and equipment loans, commercial real estate loans, and other traditional commercial banking services. Primarily all of the bank’s business is generated in the Nevada market.

Western Liberty Reports 1Q11 Results
July 29, 2011

www.westernlibertybank.com
Sources: Nevada economy http://cber.unlv.edu/cond.html
FORWARD LOOKING STATEMENTS
This release may contain “forward-looking statements” that are subject to risks and uncertainties. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. All statements, other than statements of historical fact, regarding our financial position, business strategy and management’s plans and objectives for future operations are forward-looking statements. When used in this report, the words “anticipate,” “believe,” “estimate,” “expect,” and “intend” and words or phrases of similar meaning, as they relate to Western Liberty or management, are intended to help identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although we believe that management’s expectations as reflected in forward-looking statements are reasonable, we cannot assure readers that those expectations will prove to be correct. Forward-looking statements are subject to various risks and uncertainties that may cause our actual results to differ materially and adversely from our expectations as indicated in the forward-looking statements. These risks and uncertainties include our ability to maintain or expand our market share or net interest margins, and to implement our marketing and growth strategies. Further, actual results may be affected by our ability to compete on price and other factors with other financial institutions; customer acceptance of new products and services; the regulatory environment in which we operate; and general trends in the local, regional and national banking industry and economy as those factors relate to our cost of funds and return on assets. In addition, there are risks inherent in the banking industry relating to collectability of loans and changes in interest rates. Many of these risks, as well as other risks that may have a material adverse impact on our operations and business, are identified in our other filings with the SEC. However, you should be aware that these factors are not an exhaustive list, and you should not assume these are the only factors that may cause our actual results to differ from our expectations.

Selected Consolidated Financial Highlights
(Dollars in thousands, except per share data)	June 30,	March 31,	December 31,
(Unaudited)	2011	2011	2010
Per Share data:
Book Value	$5.91	$6.21	$6.22
Tangible Book Value	$5.48	$5.78	$5.79

Selected Balance Sheet Data:
Total Assets	$223,343	$228,791	$257,546
Cash and cash equivalents	103,426	90,443	103,227
Gross loans, including net deferred loan costs	101,533	102,207	106,259
Allowance for loan losses	4,404	1,290	36
Deposits	131,585	131,813	160,286
Stockholders’ equity	89,099	93,558	93,829

Asset Quality:
Nonperforming loans	$9,650	$4,665	$10,426
Other Real Estate Owned	4,440	5,444	3,406

Nonperforming assets	$14,090	$10,109	$13,832
Allowance for loan losses as a percentage of nonperforming loans	45.64%	27.65%	0.35%
Allowance for loan losses as a percentage of portfolio loans	4.34%	1.26%	0.03%
Nonperforming loans as a percentage of total portfolio loans	9.50%	4.56%	9.81%
Nonperforming assets as a percentage of total assets	6.31%	4.42%	5.37%
Net charge-offs to average portfolio loans	1.33%	0.11%	0.00%

Capital Ratios:
Tier 1 equity to average assets	31.40%	33.00%	30.50%
Tier 1 Risk-Based Capital ratio	70.10%	70.60%	68.40%
Total Risk-Based Capital ratio	71.30%	71.70%	68.80%

Western Liberty Reports 1Q11 Results
July 29, 2011

Consolidated Balance Sheet
(Dollars in thousands, except per share data)	June 30,	March 31,	December 31,
(Unaudited)	2011	2011	2010
Assets:
Cash and due from banks	$7,163	$8,749	$11,675
Money market funds	51,308	52,206	52,206
Interest-bearing deposits in banks	44,955	29,488	39,346

Cash and cash equivalents	103,426	90,443	103,227

Certificates of deposits	4,195	16,784	26,889
Securities, available for sale	824	1,345	1,819
Securities, held to maturity	3,692	3,737	5,314
Loans:
Construction, land development and other land	4,107	4,619	5,923
Commercial real estate	54,306	53,416	54,975
Residential real estate	4,704	3,980	9,247
Commercial and industrial	38,279	40,041	35,946
Consumer	102	131	131
Plus: net deferred loan costs	35	20	37

Total loans	101,533	102,207	106,259
Less: allowance for loan losses	(4,404)	(1,290)	(36)

Net loans	97,129	100,917	106,223
Premises and equipment, net	1,013	1,120	1,228
Other real estate owned, net	4,440	5,444	3,406
Goodwill, net	5,633	5,633	5,633
Other intangibles, net	719	744	768
Accrued interest receivable and other assets	2,272	2,624	3,039

Total assets	$223,343	$228,791	$257,546

Liabilities:
Demand deposits, noninterest bearing	$54,576	$51,847	$67,087
NOW and money market	34,056	39,721	56,509
Savings deposits	925	1,031	1,273
Time deposits $100,000 or more	35,059	33,335	30,498
Other time deposits	6,969	5,879	4,919

Total deposits	131,585	131,813	160,286
Contingent consideration	1,816	1,816	1,816
Accrued interest and other liabilities	843	1,604	1,615

Total liabilities	134,244	135,233	163,717

Shareholders’ Equity:
Common stock	1	1	1
Additional paid-in capital	117,597	117,458	117,317
Accumulated deficit	(28,494)	(23,898)	(23,489)
Accumulated other comprehensive loss, net	(5)	(3)	—

Total shareholders’ equity	89,099	93,558	93,829

Total liabilities and stockholders’ equity	$223,343	$228,791	$257,546

Western Liberty Reports 1Q11 Results
July 29, 2011

Consolidated Income Statement	Three Months Ended		Six Months
(Dollars in thousands, except per share data)	June 30,	March 31,	Ended June 30,
(Unaudited)	2011	2011	2011
Interest Income:
Interest and fees on loans	$2,018	$3,782	$5,800
Interest on securities, taxable and other	68	66	134

Total interest and dividend income	2,086	3,848	5,934
Interest Expense:
Interest expense on deposits	127	112	239

Net interest income	1,959	3,736	5,695
Provision for loan losses	4,348	1,364	5,712

Net interest income after provision for loan losses	(2,389)	2,372	(17)

Other Operating Income:
Service charges	78	78	156
Other	114	43	157

Total other operating income	192	121	313

Other Operating Expense:
Salaries and employee benefits	765	793	1,558
Occupancy, equipment and depreciation	374	374	748
Computer service charges	74	77	151
Federal deposit insurance	129	152	281
Legal and professional fees	520	935	1,455
Advertising and business development	48	20	68
Insurance	67	71	138
Telephone	17	26	43
Printing and supplies	87	142	229
Director fees	49	49	98
Stock-based compensation	138	142	280
Provision for unfunded commitments	(203)	(133)	(336)
Other	334	254	588

Total other operating expense	2,399	2,902	5,301

Net loss	$(4,596)	$(409)	$(5,005)

Basic EPS	$(0.30)	$(0.03)	$(0.33)
Diluted EPS	$(0.30)	$(0.03)	$(0.33)
Average basic shares	15,088,023	15,088,023	15,088,023
Average diluted shares	15,088,023	15,088,023	15,088,023
Note Transmitted on GlobeNewswire on July 28, 2011, at 6:36 p.m. Pacific Daylight Time

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